UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

Andatee China Marine Fuel Services Corporation

(Exact name of registrant as specified in its charter)

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Delaware	001-34608	80-0445030
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Unit C, No.68 of West Binhai Road, Xigang District, Dalian, P.R. of China

(Address of Principal Executive Office) (Zip Code)

011 (86411) 8240 8939

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Andatee China Marine Fuel Services Corporation, a Delaware corporation (the “Company”) provides the following updates relating to various operational, regulatory and compliance matters:

Nasdaq Hearing Cancelled Following the Company’s Payment of All Outstanding Nasdaq Invoices

As previously disclosed in the Company’s public filings filed with the SEC, on April 21, 2015, the Company received a continued listing deficiency notification from the Nasdaq Stock Market (“Nasdaq”) relating to the Company’s non-payment of certain Nasdaq listing fees. Following the receipt of the foregoing notification, the Company (i) requested a hearing before Nasdaq Listing Qualifications Panel (which request was granted with May 28, 2015 as the hearing date set by the Nasdaq Listing Qualifications Hearings (the “Nasdaq Hearings”)), and (ii) remitted all outstanding Nasdaq fees. Following the Company’s payment of the outstanding Nasdaq fees, on May 6, 2015 the Nasdaq Hearings cancelled (mooted) the previously scheduled hearing to address the non-payment issue.

The Company remains out of compliance with Nasdaq continued listing requirements as a result of its failure to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Operational Updates

On April 28, 2015, the executive management of the Company informed the Board of Directors of the Company (the “Board”) that commencing in January 2015 the Company was forced to substantially curtail and eventually to cease its oil blending/reselling business operations. The cessation of the oil blending/reselling operations resulted from adverse market conditions in the petroleum products markets in China that caused the Company to operate at negative margins, thus rendering this line of business unprofitable in the short term. It is currently unclear when and whether market conditions will stabilize and when and whether the Company will reinitiate its oil blending/reselling business operations. The Company has commenced efforts to diversify into new lines of business to offset the loss of oil blending/reselling revenue. There is no assurance that such efforts will be successful; or that the Company will remain economically viable in the future.

The shift in the profitability of the Company’s oil blending/reselling business operations was exacerbated by a significant change in the commercial credit environment in China during the same period. Generally, commercial loan arrangements in China have a one year term, which, in turn, requires frequent renegotiations of credit with lenders. Following a substantial tightening of credit availability in China, the Company’s experienced difficulty in renegotiating its commercial loan facilities, which matured in March 2015, leaving the Company without the necessary liquidity to operate its business. The Company also has been seeking additional/alternative sources of financing. The Company can provide no assurance that it will be successful in its efforts to obtain debt facilities adequate to fund the Company’s operations; or that, if and to the extent any new debt facilities become available to the Company that they will be on the terms favorable to the Company. It is the Company’s expectation that its first fiscal quarter of 2015 revenues will be materially adversely affected by the foregoing business and operational developments.

Letter of Intent with Three Pillars PetroChem

On April 29, 2015, the Company has entered into a non-binding letter of intent with Three Pillars PetroChem (“TPP”), pursuant to which, TPP, acting on behalf of the Company, will identify business development opportunities in energy and related fields and products as well as related funding to facilitate the procurement of such opportunities consistent with the Company’s existing sales and distribution channels. The parties expect to work on documentation to finalize specific terms of this engagement.

The 2014 Annual Report on Form 10-K Filing Timeline

In its April 6, 2015 Current Report on Form 8-K, the Company disclosed, among other things, its expected timeline for the completion of the 2014 audit and filing of the 2014 Annual Report of no later than April 30, 2015. The Company and its independent auditors have reassessed the previously announced timeline and, while they are working diligently to finish the 2014 audit and file the Annual Report as soon as possible, they determined that at this time the timing of the completion of the audit and 10-K filing cannot be stated with certainty.

Certain statements in this report that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995), include, among others, the Company’s expectations relating to the completion of the 2014 audit and filing of the 2014 Annual Report. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertake no obligation to, update or revise any forward-looking statement.

On May 12, 2015, the Company issued a press release relating to the above described events, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release dated May 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andatee China Marine Fuel Services Corporation

By:	/s/ Wang Hao
Wang Hao, Chief Executive Officer

Date: May 12, 2015.